AMENDMENT
TO
EMBREX, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT to the Embrex, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) is made effective as of the 18th day of July 2002.

WHEREAS, the Plan was previously amended and restated in July 2000;

WHEREAS, the Board of Directors of Embrex, Inc. (the “Company”) has determined that it would be in the best interests of the Company and its shareholders to further amend the Plan; and

WHEREAS, on July 18, 2002, the Board of Directors approved an amendment to the Plan as set forth below;

NOW, THEREFORE, pursuant to Article IX of the Plan, Section 9.02 of the Plan is hereby amended by deleting such Section in its entirety and inserting in lieu thereof a new Section 9.02 to read as follows:

“9.02 Automatic Termination. The Plan will terminate automatically on May 30, 2008, unless extended by the Board of Directors. The Board of Directors may by resolution extend the Plan for one or more additional periods of five (5) years each.”

This Amendment is limited as specified and shall not constitute a modification or amendment of any other provision of the Plan.

Approved by the Board of Directors on July 18, 2002.

ATTESTED BY:

/s/ DON T. SEAQUIST
Don T. Seaquist Secretary